UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On April 1, 2015, NorthStar Realty Finance Corp. (“NorthStar Realty”) and NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” and, together with NorthStar Realty, the “Investors”), each acting through a subsidiary, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of Harvest Facility Holdings LP (collectively, “Sellers”), pursuant to which the Investors agreed to acquire from Sellers a real estate portfolio comprised of 32 private pay, independent living facilities (the “Portfolio”). The facilities comprising the Portfolio contain approximately 3,983 units and are located in 12 different states. Pursuant to the Purchase Agreement, the Investors will acquire the Portfolio on or before June 30, 2015, for $875 million. The Investors paid a $35 million deposit into escrow (of which 60% was funded by NorthStar Realty and 40% by NorthStar Healthcare) and, if the Investors elect to postpone the closing of the acquisition to a date later than May 15, 2015, will be required to pay an additional $17.5 million deposit into escrow. The deposits are generally nonrefundable unless Sellers default or fail to satisfy certain conditions under the Purchase Agreement.
The Investors intend to create joint venture entities, each of which will be owned (directly or indirectly) 60% by NorthStar Realty and 40% by NorthStar Healthcare. The joint venture entities will acquire the Portfolio, operate the Portfolio (as lessees or managers) and engage certain affiliates of Sellers as managers or sub-managers of the Portfolio. The joint venture entities also intend to partially finance the acquisition of the Portfolio with ten-year, fixed rate debt equal to approximately 70-75% of the Portfolio's cost.
The consummation of the acquisition of the Portfolio, and the Investors’ investments therein, are subject to a number of closing conditions, including, but not limited to, (i) the accuracy of the representations and warranties made in the Purchase Agreement by the parties thereto (subject to customary materiality qualifiers) and (ii) the compliance by such parties with their respective covenants in the Purchase Agreement (subject to customary materiality qualifiers). There is no assurance that the acquisition of, and investments in, the Portfolio will close on the anticipated terms, or at all.
The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Safe Harbor Statement

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expect,” “intend” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, the ability to complete the sale of the Portfolio to the Investors in a timely manner or at all; the ability of the Investors to obtain the debt financing needed to fund a portion of the purchase price of the Portfolio on attractive terms, or at all; the actual amount of debt financing as a percentage of the cost of the investment; the impact to NorthStar Realty of any actions taken by NorthStar Healthcare regarding the Purchase Agreement; and the impact of any losses from properties in the Portfolio on cash flows and returns. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Realty's Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Realty on the date of this report and NorthStar Realty is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: April 7, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

3